EXHIBIT 10.18
                                                                   -------------


                          FIRST AMENDMENT TO OPTION AND
                   PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS


           This FIRST AMENDMENT TO OPTION AND PURCHASE AGREEMENT AND ESCROW INSTRUCTIONS ("Amendment") is made and effective as of December 8, 1999, by and between OTAY LAND COMPANY, LLC, a Delaware limited liability company ("Owner"), and LAKES KEAN ARGOVITZ RESORTS-CALIFORNIA, LLC, a Delaware limited liability company ("Optionee"), with reference to the facts set forth below.

                                    RECITALS

           A. Owner and Optionee entered into an Option and Purchase Agreement and Escrow Instructions dated as of October 18, 1999 (the "Option Agreement"), with respect to approximately eighty six (86) acres located in the County of San Diego, California as more particularly described in the Option Agreement.

           B. The parties desire to amend the Option Agreement on the terms and conditions set forth below.

           NOW, THEREFORE, in consideration of the recitals set forth above, the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as set forth below.

           1. Defined Terms. All terms with initial capital letters used herein but not otherwise defined shall have the respective meanings set forth in the Option Agreement.

           2. Agreement Upon Road Alignment. Sections 4.2.3 and 4.3.2 of the Option Agreement are hereby deleted in their entirety. Upon the Close of Escrow, Owner will reserve in the Grant Deed a road easement in the location depicted in Exhibit "A-1" attached to the Option Agreement (the "Road Alignment"). The road easement will be exclusive except that Optionee may use the road easement for purposes that do not interfere with the use of the road by Owner and its invitees, successors and assigns and, if the road becomes a public road, such easement shall be exclusive except to the extent the County of San Diego, allows other uses. Owner will have the right to construct the road within the road easement, at no expense to Optionee (except that Optionee will be responsible for any improvements that provide access to the Property and any other cost to accommodate Optionee's use or development of the Property), to County of San Diego requirements and specifications and shall reserve in the Grant Deed an easement for road, utility and related purposes, including the right to construct, install, repair, maintain and replace the road and related utilities, including a temporary easement for access and construction purposes over portions of the Property adjacent to the road area. In addition, Optionee agrees that Owner shall have the right to require Optionee to convey a new road easement within the Road Alignment or fee title to the property within the Road Alignment to the County for road purposes, in which case, for no additional



NY2:\891108\01\76830.0194
consideration, Optionee will promptly execute and deliver any documents reasonably necessary to effect such conveyance. Optionee shall have the right to effectively relocate the road easement and the Road Alignment to another location within the Property so long as (i) Optionee gives written notice to Owner of such election prior to the earlier of the date Owner and its consultants begin preparing improvement plans for the road or ten (10) Business Days prior to the Close of Escrow, and, (ii) the new location of the road easement and the Road Alignment is sufficient for construction of a public road in accordance with County of San Diego, requirements and specifications. In such event, the description of the road easement reserved in the Grant Deed will be revised and Optionee agrees to execute and deliver to Owner any other documents necessary to convey the road easement over the real property within the new location of the Road Alignment to Owner. After the Close of Escrow, Optionee will have no right to relocate the road easement.

           3. Miscellaneous. This Amendment may be executed in counterparts, each of which, taken together, shall constitute one fully executed original. Except as expressly modified by this Amendment, the Option Agreement shall remain in full force and effect.



           IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

OWNER:                                            OPTIONEE:
OTAY LAND COMPANY, LLC, a                         LAKES KEAN ARGOVITZ RESORTS-
Delaware limited liability company                CALIFORNIA, LLC, a Delaware
                                                  limited liability company
By: /s/ Paul J. Borden
   ------------------------------
Name: Paul J. Borden                        By: /s/ Jerry A. Argovitz
     ----------------------------              ------------------------------
Title: President                            Name: Jerry A. Argovitz
      ---------------------------                ----------------------------
                                            Title: Member
                                                  ---------------------------

                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                         -----------------------



                                       2